UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2005
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17521	86-0619668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
2005 Stock Option Grants to Non-employee Directors
     On October 17, 2005, each of the Company’s non-employee directors received an option to purchase 23,333 shares of the Company’s common stock at a price set at fair market value on the date of grant ($3.25 per share). The stock options were granted pursuant to the Company’s 1997 Stock Option Award Plan, as amended and restated on September 30, 2004. For each stock option grant, 5,000 shares vest at the end of each quarter(s) and the remaining 3,333 shares vest on the day prior to the Company’s 2006 annual shareholders’ meeting. The options expire five years from the grant date.
     The non-employee directors receiving a stock option grant are set forth below:

Non-employee Director	Shares
Morris C. Aaron	23,333
Leslie H. Green	23,333
Christopher D. Johnson	23,333
Michael S. Lesser	23,333
John Edward Porter	23,333
S. Timothy Rose, D.D.S.	23,333
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Exhibit No.	Description
10.1	1997 Stock Award Plan, as amended, effective December 16, 2004(1)	A
10.2	Form of Option Agreement(1)	B

(1)	Management contract or compensatory plan or arrangement

A	Incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed November 8, 2004

B	Incorporated by reference to the Company’s Annual Report on Form 10-K for fiscal year ended July 31, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.

Dated: October 21, 2005	By:	/s/ Andrew A. Stevens

Andrew A. Stevens
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1	1997 Stock Award Plan, as amended, effective December 16, 2004(1)	A
10.2	Form of Option Agreement(1)	B

(1)	Management contract or compensatory plan or arrangement

A	Incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed November 8, 2004

B	Incorporated by reference to the Company’s Annual Report on Form 10-K for fiscal year ended July 31, 2005